Exhibit 99.1

FOR IMMEDIATE RELEASE
Jan. 26, 2007

Novell Receives NASDAQ Notice of Non-compliance

WALTHAM, Mass. – Jan. 26, 2007 – Novell (NASDAQ: NOVL) today announced that, as expected, it received an additional notice of non-compliance from the staff of the NASDAQ Stock Market, pursuant to NASDAQ marketplace rule 4310(c)(14), due to the delay in filing its annual report on Form 10-K for the fiscal year ended Oct. 31, 2006 (the “Form 10-K”). As previously announced, Novell received a NASDAQ notice of non-compliance on Sept. 14, 2006 in relation to the delay in filing its report on Form 10-Q for the quarter ended July 31, 2006 (“Third Quarter Form 10-Q”). Novell has delayed the filing of its Third Quarter Form 10-Q and Form 10-K filing pending the completion of the review by its Audit Committee of the Company's historical stock-based compensation practices. In response to the first notice of non-compliance, Novell requested a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”). On January 9, 2007, the Panel granted Novell's request for continued listing subject to the requirements that, on or before March 1, 2007, Novell provide the Panel with certain information relating to the Audit Committee's review and, on or before March 13, 2007, Novell file the Third Quarter Form 10-Q and any necessary restatements.

The current NASDAQ notice requests that Novell make a new submission to the Panel. Accordingly, Novell intends to provide the Panel with a submission describing its efforts to file the Form 10-K and requesting a further extension to make that filing.

Forward-Looking Statements; Risks and Uncertainties

Statements contained in this document that disclose Novell's or management's intentions, expectations or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Novell cautions that these statements involve risks and uncertainties and other factors that may cause results to differ materially from those anticipated at the time such statements are made. In addition, potential risks and uncertainties include, among other things: (1) the results of the review of Novell's historical stock-based compensation practices and the related potential accounting impact; (2) the timing of the completion of such review by the Audit Committee and the independent outside legal counsel engaged by the Audit Committee to conduct the review; (3) any potential restatement and filing of previously issued financial statements and assessment of the effectiveness of disclosure controls and procedures and internal control over financial reporting; (4) the review and filing of Novell's Form 10-Q for the fiscal quarter ended July 31, 2006 and Form 10-K for the fiscal year ended Oct. 31, 2006; (5) the possibility of Novell's failure to regain compliance within any extension periods the NASDAQ Listing Qualifications Panel grant for an extension for Novell to regain compliance with NASDAQ listing qualifications, in which case Novell's common stock would be delisted from the NASDAQ National Market; (6) any adverse results of lawsuits or governmental inquiries; and (7) additional risks and uncertainties and important factors described in Novell's filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K. There can be no assurance that the outcome of the review by Novell's Audit Committee of Novell's past stock-based compensation practices and the related potential accounting impact will not result in changes in the preliminary financial results for the third fiscal quarter 2006, the 2007 fiscal year, or a restatement of financial results provided by the company for any historical period. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

About Novell

Novell, Inc. (NASDAQ: NOVL - News) delivers infrastructure software for the Open Enterprise. We are a leader in enterprise-wide operating systems based on Linux and open source and the security and systems management services required to operate mixed IT environments. We help our customers minimize cost, complexity and risk, allowing them to focus on innovation and growth. For more information, visit http://www.novell.com.

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Press Contact:
Bruce Lowry
Novell, Inc.
Telephone: 415-383-8408
E-mail: blowry@novell.com

Investor Relations Contact:
Bill Smith
Novell, Inc.
Telephone: 800-317-3195
E-mail: wsmith@novell.com